UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2003

PACIFIC CMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27653	84-1475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4750 Table Mesa Drive Boulder, CO	80305
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 494-3000

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 13, 2003, the Board of Directors of the Company advised Moores Rowland Mazars (formerly known as Moores Rowland), 34/F The Lee Gardens, 33 Hysan Avenue, Hong Kong, that it would not be appointed as the Company's auditors for the year ending December 31, 2003.

The reports of Moores Rowland for the past three fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle. In connection with its audits for the three most recent fiscal years and review through September 30, 2003, there have been no disagreements with Moores Rowland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moores Rowland, would have caused them to make reference thereto in their report on the financial statements for such years.

On November 10, 2003, the Board of Directors of the Company appointed the firm of BKD, LLP, 201 N. Illinois Street, Suite 700, Indianapolis, Indiana 46244-0998, to become the independent auditors of the Company for the fiscal year ending December 31, 2003. Prior to the engagement of BKD, LLP, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, or type of audit opinion that might be rendered on the Company's financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors.

Effective as of October 1, 2003, Moores Rowland changed its name to Moores Rowland Mazars. On November 13, 2003, the Company provided a draft copy of this report on Form 8-K to Moores Rowland Mazars, and requested their comments on the information contained therein. The responsive letter from Moores Rowland Mazars was not available at the time of filing of this report on Form 8-K, and will be filed in an amended Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:/S/ ALFRED LAM
Alfred Lam, Chief Executive Officer and Treasurer